Exhibit 10.47
AMENDMENT NO. 3 TO PROSPER MARKETPLACE, INC.
LONG-TERM CASH INCENTIVE PLAN

WHEREAS, on November 5, 2020 the Compensation Committee (the “Compensation Committee”) of Prosper Marketplace, Inc. (together with its subsidiaries, the “Company”) approved and established that certain Prosper Marketplace, Inc. Long-Term Cash Incentive Plan (the “LTCIP”), pursuant to which the Company shall provide eligible employees with cash incentives to motivate and reward tenured eligible employees for their contributions toward the achievement of certain Performance Goals (as defined in the LTCIP);

WHEREAS, the Compensation Committee previously amended the LTCIP on (a) May 11, 2021, to modify certain incentive targets, and (b) March 25, 2022, to establish the performance metrics applicable to participants for each successive performance period; and

WHEREAS, the Compensation Committee desires to further amend the LTCIP as set forth herein (the “Amendment”).

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Compensation Committee hereby amends the LTCIP as follows:

ARTICLE 1.
DEFINITIONS
1.1     Any capitalized terms used in this Amendment but not otherwise defined shall have the meanings ascribed to those terms under the LTCIP.

ARTICLE 2.
MODIFICATIONS
2.1    Effective January 1, 2024, Section 4 of the LTCIP is hereby deleted in its entirely and replaced with the following:

“4.    ELIGIBILITY

    Executive Officers shall participate in this Plan with respect to each Performance Period, provided that the Committee has not, in its sole discretion, determined otherwise and that each such Executive Officer meets the following conditions:

    (a)     has been employed with the Company for at least thirty-six (36) months as of March 15th of the calendar year following the end of such Performance Period;

    (b)    is a part-time or full-time regular employee of the Company through, and as of, the date of the payment of the Award; and

    (c)    is not subject to disciplinary action, is in good standing with the Company and is not subject to a performance improvement plan.
    Notwithstanding anything herein to the contrary, participation in a Performance Period does not guarantee participation in any future Performance Period.”

ARTICLE 3.
MISCELLANEOUS
3.1Reference to and Effect on the LTCIP.

(a)Upon the effectiveness of this Amendment, (i) each reference in the LTCIP to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LTCIP as amended or otherwise modified hereby and (ii) each reference to the LTCIP or any other document, instrument or agreement executed and/or delivered in connection with the LTCIP, shall mean and be a reference to the LTCIP as amended or otherwise modified hereby.

(b)Except as specifically waived, amended or otherwise modified above, the terms and conditions of the LTCIP and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

3.2Governing Law. The validity, construction, and effect of this Amendment and the LTCIP, any rules and regulations relating to this Amendment and the LTCIP, and any Award granted under this Amendment and the LTCIP shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law.

3.3Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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